UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 10, 2010

Date of Report (Date of earliest event reported)

TelVue Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-17170	51-0299879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Horizon Way, Suite 500,

Mt. Laurel, New Jersey  08054

(Address of principal executive offices)

856-273-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

TelVue Corporation (the “Company”) held its Annual Meeting of Stockholders on June 10, 2010.  Holders of 41,490,951 shares of the Company’s common stock were present in person or by proxy, representing attendance by at least 85.47% of the outstanding shares eligible to vote.  The following are the results of the two proposals voted upon at this meeting.

(a)

Proposal 1, Election of Directors.  Each of the nominees for election to the Company’s Board of Directors was elected to serve until the expiration of their term at the 2011 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified.  The number of shares cast in favor and withheld of each nominee was as follows:

Name	For	Withheld
H.F. Lenfest	367,232,672	90,205
Jesse Lerman	367,232,672	90,205
Joy Tartar	367,292,672	30,205
Robert Lawrence	367,232,672	90,205

There were 2,683,203 broker non-votes on this matter.

(b)

Proposal 2, Ratification of Independent Registered Public Accounting Firm.  Pressman Ciocca Smith LLP was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The voting results on this proposal were:

For	Against	Abstain
369,967,228	18,977	19,875

There were no broker non-votes on this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	TelVue Corporation

	By:	/s/ Jesse Lerman
	Name:	Jesse Lerman
	Title:	President and Chief Executive Officer